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                                                                   EXHIBIT 99.1

[FIRST ENERGY LOGO]

Thank you for investing in FirstEnergy. Please take a moment now to vote your shares of common stock for the Adoption of the Agreement and Plan of Merger between FirstEnergy Corp. and GPU, Inc.

                             YOUR VOTE IS IMPORTANT!
                     YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. VOTE BY TELEPHONE - You will be asked to enter the Control Number below. Then, if you wish to vote as recommended by the Board of Directors, simply press 1. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts.

                                                --------------------------------
                                                     YOUR CONTROL NUMBER IS:
           1-888-457-2961

      CALL ON A TOUCH-TONE TELEPHONE ANYTIME.
      THERE IS NO CHARGE FOR THIS CALL.
                                                FOR TELEPHONE OR INTERNET VOTING
                                                --------------------------------

      Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

                                      OR

2. VOTE BY INTERNET - Access http://www.proxyvoting.com/fe and respond to a few simple prompts after entering the Control Number above.

                                      OR

3. VOTE BY MAIL - If you do not have access to a touch-tone telephone or to the Internet, complete and return the proxy card below in the envelope provided.


                                  TEAR HERE

Vote by marking an (X) in the appropriate box. When properly executed, your proxy card will be voted in the manner you direct and, if you do not specify your choices, your proxy card will be voted FOR Item 1.

                          -----------------------------------------------------
                          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
                          -----------------------------------------------------
                          ITEM 1 - To adopt the Agreement and Plan of Merger and the amendment to the Articles of Incorporation described in the proxy statement.

                                 FOR / /       AGAINST / /     ABSTAIN / /
                          -----------------------------------------------------
                          / / Check this box if you expect to attend the
                              meeting in person.


                          ----------------------------------------- -----------
                                        Signature(s)                    Date

                          Sign above as name(s) appear on this proxy card. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

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                                PROXY


[FIRSTENERGY LOGO]
                          This Proxy Card is Solicited by the Board of
                          Directors for the Special Meeting of Shareholders to be held at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio, on Thursday, __________, 2000, at 10 a.m., Eastern Time.

The undersigned appoints Nancy C. Ashcom and Edward J. Udovich as Proxies with the power to appoint their substitute; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on __________, 2000, or at any adjournment; and authorizes them to vote, at their discretion, on any matters incident to the conduct of the meeting.

You are urged to specify your choices by marking the appropriate box on the REVERSE SIDE, but you do not need to mark any box if you wish to vote as the Board of Directors recommends.

                       SIGN THIS CARD ON THE REVERSE SIDE
PLEASE SIGN AND MAIL PROMPTLY IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET